SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ---------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                         ---------------------------

                            REPUBLIC BANCORP INC.
            (Exact name of registrant as specified in its charter)


        Michigan                                                 38-2604669
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                          Identification
    incorporation or                                              Number)
     organization)

                            1070 East Main Street
                            Owosso, Michigan 48867
                   (Address of Principal Executive Offices)

                            REPUBLIC BANCORP INC.
                            1997 STOCK OPTION PLAN
                           (Full title of the plan)

                               Dana M. Cluckey
                            Republic Bancorp Inc.
                            1070 East Main Street
                            Owosso, Michigan 48867
                   (Name and address of agent for service)
                                (517) 725-7337
        (Telephone number, including area code, of agent for service)

                         COPIES OF COMMUNICATIONS TO:

                            Cynthia A. Moore, Esq.
                 Dickinson, Wright, Moon, Van Dusen & Freeman
                          525 North Woodward Avenue
                       Bloomfield Hills, Michigan 48304

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
                                      Proposed Maximum   Proposed            Amount of
Title of Securities   Amount to be    Offering Price     Maximum Aggregate   Registration
to be Registered      Registered      Per Share*         Offering Price*     Fee
---------------------------------------------------------------------------------------
Common Stock,
$5.00 par value        750,000          $12.8125          $9,609,375.00        $2911.93
---------------------------------------------------------------------------------------

*Based upon the average of the high and low sales prices of Republic Bancorp Inc. common stock on April 29, 1997 and estimated solely for the purpose of calculating the registration fee.

                                   PART II


Item 3. Incorporation of Documents by Reference

        Republic Bancorp Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously or concurrently filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"):

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

               The Registrant hereby incorporates by reference in this Registration Statement the following information previously filed with the Commission under the Securities Act of 1933:

               The description of the Registrant's Common Stock contained in its Registration Statement No. 33-62508 on Form S-8, effective May 11, 1993.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.


Item 4. Description of Securities

               Not Applicable.


Item 5. Interest of Named Experts and Counsel

               Not Applicable.


Item 6. Indemnification of Directors and Officers

               Article VIII of the Articles of Incorporation and Article X of the Bylaws of the Registrant provide for the indemnification of the officers and directors of the Registrant in the manner authorized by Sections 561-571 of the Michigan Business Corporation Act. Generally, these Articles and Bylaws permit the Registrant to indemnify officers and directors against expenses, judgments and other amounts paid in connection with settlement of actions brought against them by third parties if they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation. They also permit the Registrant to indemnify officers and directors for certain expenses and amounts paid in settlement in connection with an action brought by or in the right of the corporation provided that the officer or director has not been adjudged to be liable for negligence or misconduct in the performance of his duties to the Registrant.

               Beginning in February 1987, the Registrant has entered into individual indemnity agreements whereby it has agreed to indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claims made against them relating to any omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, committed or suffered when acting in their capacities as officers or directors of the Registrant.


Item 7. Exemption from Registration Claimed

               Not Applicable.


Item 8. Exhibits

        Exhibit
        Number                       Exhibit
        ------                       -------

             5                Opinion of Counsel re: Legality of Shares

            23                Consent of Deloitte & Touche LLP

            99                Republic Bancorp Inc. 1997 Stock Option Plan


Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

               (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                   (2) That, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owosso, State of Michigan, on the 23rd day of April, 1997.

                                REPUBLIC BANCORP INC.



                                By:    /s/ Jerry D. Campbell
                                       ------------------------------------
                                       Jerry D. Campbell
                                       Chief Executive Officer



                                By:    /s/ Thomas F. Menacher
                                       ------------------------------------
                                       Thomas F. Menacher
                                       Senior Vice President, Treasurer and
                                         Chief Financial Officer


                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry D. Campbell and Thomas F. Menacher, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry D. Campbell
---------------------                Chairman of
Jerry D. Campbell                    the Board            April 23, 1997

/s/ Dana M. Cluckey
---------------------
Dana M. Cluckey                     Director              April 23, 1997

---------------------
Bruce L. Cook                       Director              April ___, 1997

/s/ Richard J. Cramer
---------------------
Richard J. Cramer                   Director              April 23 1997

/s/ George A. Eastman
---------------------
George A. Eastman                   Director              April 23 1997

/s/ Howard J. Hulsman
---------------------
Howard J. Hulsman                   Director              April 23, 1997

/s/ Gary Hurand
---------------------
Gary Hurand                         Director              April 23, 1997

---------------------
Dennis J. Ibold                     Director              April ___, 1997

---------------------
Stephen M. Klein                    Director              April ___, 1997

---------------------
John J. Lennon                      Director              April ___, 1997

/s/ Sam H. McGoun
---------------------
Sam H. McGoun                       Director              April 23, 1997

/s/ Kelly E. Miller
---------------------
Kelly E. Miller                     Director              April 23, 1997

/s/ Joe D. Pentecost
---------------------
Joe D. Pentecost                    Director              April 23, 1997

/s/ George B. Smith
---------------------
George B. Smith                     Director              April 23, 1997

/s/ Joeffrey K. Stross
---------------------
Joeffrey K. Stross                  Director              April 23, 1997

                                EXHIBIT INDEX


                                                                    Page
Exhibit                                                           Number
-------                                                           ------

     5         Opinion of Counsel re:  Legality of Shares

    23         Consent of Deloitte & Touche LLP

    99         Republic Bancorp Inc. 1997 Stock Option Plan

                                      8